EXHIBIT 10.48

SECOND AMENDMENT

TO THE CLOVEST CORPORATION  DIRECTOR DEFERRED
COMPENSATION PLAN AGREEMENT
DATED NOVEMBER 14, 1996

This Amendment, made and entered into this 31st day of October, 2003, by and between Clovest Corporation, a corporation organized and existing under the laws of the State of California, hereinafter referred to as the “Corporation,” and  William S. Smittcamp, a Director of the Corporation, hereinafter referred to as the “Director,” shall effectively amend the Director Deferred Compensation Agreement dated November 14, 1996, as specifically set forth herein pursuant to Article 9 of said agreement.

The agreement shall be amended as follows:

IV.                                 Article 1, Section 1.1.4 titled, Distribution Date, shall be deleted in its entirety and replaced with the following:

1.1.5                        “Distribution Date”  means the later of the Director’s 60th birthday or Termination of Service.

V.                                     Article 5, Section 5.1.2, “Payment of Benefit” shall be deleted in its entirety and replaced with the following:

5.1.2 Payment of Benefit. The Company shall pay the benefit to the beneficiary in a lump sum within 30 days after the date of the Director’s death.

This Amendment shall be effective from the date of inception of said agreements and Article 1.1.4 and Article 5.1.2 referred to herinabove shall supersede Article 1.1.4 and Article 5.1.2 of November 14, 1996 agreement.  To the extent that any term, provision, or paragraph of said agreement is not specifically amended herin, or in any other amendment thereto, said term, provision or paragraph shall remain in full force and effect as set forth in said November 14, 1996 agreement.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

CLOVEST CORPORATION
Clovis, Ca

/s/ Rona Melkus	By:	/s/ Daniel J. Doyle
Witness	Title

/s/ Rona Melkus	/s/William S. Smittcamp
Witness	William S. Smittcamp